UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2013

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point

Colorado Springs, CO 80906

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2013, Brad Blacketor, the Chief Financial Officer of Gold Resource Corporation (the “Company”), resigned his position as CFO effective immediately for personal reasons. The Board of Directors appointed Joe Rodriguez, the Company’s Corporate Controller, to succeed Mr. Blacketor as CFO. It is anticipated that Mr. Blacketor will remain with the Company through the Company’s third quarter filing with the Securities and Exchange Commission and will continue to assist during the transition period.

Mr. Rodriguez has served as the Company’s Corporate Controller since July 2010. From May 2009 to June 2010, Mr. Rodriguez ran his own financial services consulting firm providing consulting services for four public companies in the mining and petroleum energy industries. Prior to that, he served as internal audit director for Apex Silver Mines Corp., now known as Golden Minerals Company (NYSE MKT: AUMN), from March 2007 to April 2009. Mr. Rodriguez’s professional experience also includes various positions in audit and tax services with several small to medium-size accounting firms and in-house accounting positions with Chevron and Gulf Oil. Mr. Rodriguez received his Bachelor of Arts degree in Accounting from Sul Ross State University in 1984 and maintains his CPA license in Colorado.

The Company amended its employment agreement with Mr. Rodriguez upon his appointment as CFO. The agreement provides for, among other things: (i) a term of three years with an automatic annual renewal unless sooner terminated in accordance with the Agreement; (ii) an annual base salary of $225,000; (iii) additional incentive compensation in the form of cash bonuses payable in the discretion of the Board of Directors; and (iv) severance payments under certain circumstances as set forth in the Agreement, including 35 months’ base salary if Mr. Rodriguez should be terminated without cause or in the event of a change in control of the Company. The foregoing is a summary only and the complete Agreement is attached to this report as Exhibit 10.1. Mr. Rodriguez was previously awarded stock options to purchase 225,000 shares of the Company’s common stock upon joining the Company as Corporate Controller.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished with this report:

10.1	Employment Agreement with Joe Rodriguez.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: October 10, 2013	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Joe Rodriguez.